EXHIBIT 16.1

                     LETTER FROM SHELLEY INTERNATIONAL, CPA

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                           SHELLEY INTERNATIONAL CPA
                               144 S. Mesa Dr. #E
                                 Mesa, AZ 85210
                                  480-461-8301




March 6, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Ladies and Gentlemen:


We have read and agree with the disclosures in Item 4.01 of Form 8-K/A of Skye International, Inc. dated February 24, 2006, which is expected to be filed on or around March 7, 2006.



/s/ MARK SHELLEY
Shelley International CPA